Exhibit 5.2

March 31, 2021

Simmons First National Corporation

501 Main Street

Pine Bluff, Arkansas 71601

Ladies and Gentlemen:

We have acted as special counsel to Simmons First National Corporation, an Arkansas corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale from time to time of (i) shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) debt securities, which may be either senior or subordinated and may be issued in one or more series (the “Debt Securities”), such subordinated debt securities to be issued under the Subordinated Indenture, dated as of March 26, 2018 (the “Subordinated Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Subordinated Indenture Trustee”), (iv) depositary shares, representing a fractional interest in a share of Preferred Stock and evidenced by a depositary receipt (the “Depositary Shares”), (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (vi) purchase contracts, pursuant to which the holder may purchase from the Company a specified number of shares of Common Stock or Preferred Stock or a specified number of Debt Securities at a future date (the “Purchase Contracts”); (vii) purchase units, each consisting of a Purchase Contract and a security (of the Company or another issuer) securing the holder’s obligation to purchase the Common Stock, Preferred Stock or Debt Securities under the Purchase Contract (the “Purchase Units”), (vii) rights to subscribe for and to purchase Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights”) and (ix) units comprised of any combination of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Purchase Units or Subscription Rights (“Units” and, collectively with Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Purchase Units and Subscription Rights, the “Covered Securities”), pursuant to the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof.

We have reviewed the Registration Statement, the Subordinated Indenture and such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

Simmons First National Corporation

March 31, 2021

We have assumed that, at the time of the issuance, sale and delivery of any Covered Securities: (i) the execution, delivery and performance by the Company of the senior debt indenture in the form of Exhibit 4.3 to the Registration Statement and any supplemental indenture thereto (collectively, the “Senior Indenture”), the Subordinated Indenture and any supplemental indenture thereto, and any deposit agreement, warrant agreement, purchase contract agreement, unit agreement, subscription agreement or subscription rights certificate, and unit agreement, as applicable (collectively, the “Documents”), and all actions necessary for the issuance of the applicable Covered Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company; and (ii) the Company will have duly authorized, executed and delivered any such Document and will have duly authorized the issuance of any such Covered Security, and that none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof.

We have also assumed that the Covered Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have assumed the Documents will be governed by and construed in accordance with the law of the State of New York. With respect to any Document executed or to be executed by any party other than the Company, we have assumed that such party has, or will have, duly authorized, executed and delivered the Documents to which it is a party and that each such Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms.

We have assumed further that the Company is duly organized, validly existing and in good standing under the law of the State of Arkansas and has all requisite power, authority and legal right to execute, deliver and perform its obligations under the Covered Securities, the Subordinated Indenture, and the Documents. With respect to all matters of Arkansas law, we note that you are relying on an opinion of Quattlebaum, Grooms & Tull PLLC, dated as of the date hereof, which opinion is filed as Exhibit 5.1 to the Registration Statement.

Additionally, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Simmons First National Corporation

March 31, 2021

Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that, when, as and if:

1.            With respect to the Debt Securities: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) the Senior Indenture has been duly executed and delivered on behalf of the Company and a trustee qualified to act as such under applicable law (the “Senior Indenture Trustee”) and the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (iii) the Subordinated Indenture has been duly qualified under the Trust Indenture Act; (iv) any necessary supplements to the Subordinated Indenture have been duly executed and delivered on behalf of the Company and the Subordinated Indenture Trustee; (v) all necessary corporate action has been taken by the Company to authorize, execute and deliver any necessary supplemental indenture and to authorize the form, terms, execution and delivery of the Debt Securities; (vi) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (vii) any shares of Common Stock or Preferred Stock issuable upon the conversion or exchange of such Debt Securities, as applicable, have been duly and validly authorized and reserved for issuance and sale and (viii) the Debt Securities have been duly executed by the Company and authenticated by the Senior Indenture Trustee in accordance with the Senior Indenture or the Subordinated Indenture Trustee in accordance with the Subordinated Indenture and any applicable supplemental indenture, as applicable, and have been duly issued and delivered against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Debt Securities and the plan of distribution, then, upon the happening of such events, such Debt Securities (including any Debt Securities to be issued by the Company upon the conversion or exercise of other Covered Securities issued by the Company pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2.            With respect to the Depositary Shares: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a deposit agreement and to authorize the form, terms, execution and delivery of the Depositary Shares and to fix or otherwise determine the consideration to be received for the Depositary Shares and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Preferred Stock underlying the Depositary Shares have been duly and validly authorized and reserved for issuance and sale and any such shares of Preferred Stock have been validly issued and are fully paid and non-assessable; and (v) the depositary receipts evidencing the Depositary Shares have been duly executed and delivered by the depositary in accordance with the applicable deposit agreement and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Depositary Shares and the plan of distribution, then, upon the happening of such events, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the deposit agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Simmons First National Corporation

March 31, 2021

3.            With respect to the Warrants: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a warrant agreement and to authorize the form, terms, execution and delivery of the Warrants and to fix or otherwise determine the consideration to be received for the Warrants and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock or any Debt Securities purchasable upon exercise of such Warrants, as applicable, have been duly and validly authorized and, in the case of shares of Common Stock or Preferred Stock, reserved for issuance and sale; and (v) the Warrants have been duly executed and sold by the Company against payment therefor in accordance with any applicable warrant agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Warrants and the plan of distribution, then, upon the happening of such events, the Warrants (including any Warrants to be issued by the Company upon the conversion or exercise of other Covered Securities issued by the Company pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.            With respect to the Purchase Contracts and Purchase Units, (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such law; (ii) all necessary corporate action has been taken by the Company to authorize, execute, and deliver a purchase contract agreement and/or a unit agreement, as applicable, and to authorize the form, terms, execution and delivery of the Purchase Contracts or Purchase Units, as applicable, and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock, Preferred Stock or Debt Securities to be issued pursuant to such Purchase Contracts or Purchase Units, as applicable, have been duly and validly authorized and, in the case of shares of Common Stock or Preferred Stock, reserved for issuance and sale; and (v) the Purchase Contracts or Purchase Units, as applicable, have been duly executed and sold by the Company against payment therefor in accordance with any applicable purchase contract agreement or purchase unit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Purchase Contracts or Purchase Units, as applicable, and the plan of distribution, then, upon the happening of such events, the Purchase Contracts or Purchase Units, as applicable, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Simmons First National Corporation

March 31, 2021

5.            With respect to the Subscription Rights: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a subscription agreement or subscription rights certificate to the rights agent and to authorize the form, terms, execution and delivery of the Subscription Rights and to fix or otherwise determine the consideration to be received for the Subscription Rights and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock, Preferred Stock or Debt Securities purchasable upon exercise of such Subscription Rights, as applicable, have been duly and validly authorized and, in the case of shares of Common Stock or Preferred Stock, reserved for issuance and sale; and (v) the Subscription Rights have been duly executed and sold by the Company against payment therefor in accordance with any applicable subscription agreement or subscription rights certificate, and in accordance with such corporate action and applicable law as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Subscription Rights and the plan of distribution, then, upon the happening of such events, the Subscription Rights will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6.            With respect to the Units: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a unit agreement and to authorize the form, terms, execution and delivery of the Units and the other Registered Securities underlying the Units and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock or any Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Purchase Units or Subscription Rights to be issued pursuant to such Units, have been duly and validly authorized and, in the case of shares of Common Stock or Preferred Stock, reserved for issuance and sale; and (v) the Units and the other registered securities underlying the Units have been duly executed and sold by the Company against payment therefor in accordance with any applicable unit agreement, in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the related prospectus supplement setting forth the terms of the Units and the other registered securities underlying the Units and the plan of distribution, then, upon the happening of such events, the Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Simmons First National Corporation

March 31, 2021

Our opinions above are qualified to the extent that the enforcement of any Covered Securities denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

We express no opinion as to (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law, (ii) releases or waivers of unmatured claims or rights, (iii) indemnification, contribution, exculpation or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy or (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest.

We are members of the bars of the District of Columbia and the State of New York. We do not express any opinion herein on any laws other than the law of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling LLP